EX-99.(J)(3)

EXHIBIT (j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated November 22, 2004, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 333-76651 and 811-093011) of TIAA-CREF Institutional Mutual Funds.

New York , New York
March 31, 2006